Exhibit 10.14

NEW HOLLAND NORTH AMERICA, INC.

DEALER SECURITY AGREEMENT

DEALER SECURITY AGREEMENT

THE undersigned NEW HOLLAND NORTH AMERICA, INC., a Delaware corporation having offices at New Holland, Pennsylvania, (hereinafter called Company) as secured party and the undersigned Dealer (hereinafter called Dealer) as debtor, intending to be legally bound, hereby agree as follows:

1.                                       It is anticipated that Company in its continuing sole discretion, from time to time may sell its goods on credit to Dealer.  Dealer agrees to pay Company for such goods in the manner at the times prescribed in the Terms of Sale in effect at the time of sale.

2.                                       In order to induce Company to make such sales, Dealer hereby grants to Company a security interest under the Uniform Commercial Code in the collateral described in Paragraph 3 below to secure all present and future obligations and liabilities of Dealer to Company, including but not limited to contingent liabilities and future advances made for taxes, levies and repairs to or maintenance of the collateral (all of which obligations and liabilities together are herein called the “indebtedness”).

3.                                       The word collateral, as used in this Agreement, shall mean:  Debtor’s entire inventory now owned or hereafter acquired by Debtor from Secured Party of repair parts for new and used agricultural equipment, construction equipment, other machinery and equipment, and industrial equipment; supplies, twine and wire; and the proceeds of the foregoing.

4.                                       Dealer represents and warrants that:  (a) at the time Company’s security interest attaches with respect to any collateral, the Dealer shall be the owner of said collateral with good right to sell, transfer, assign or pledge the same, free from any lien, security interest, encumbrances or other right, title or interest, other than that of Company; and (b) all of Dealer’s places of business are at the locations(s) identified on the last page of this document.  The Dealer shall advise Company in writing prior to the discontinuance of or the establishment of any place of business or the change of location of any place or places of business of Dealer.  If Dealer is a corporation, Dealer also represents and warrants that it is duly organized and existing under the laws of its state of incorporation’s, is duly qualified and in good standing in every other jurisdiction where the conduct of its business requires such qualification, and the execution, delivery and performance hereof are within its corporate powers, have been duly authorized and do not violate any law or the terms of the Dealer’s certificate of incorporation, by-laws or any indenture or agreement to which it is a party.

5.                                       The security interest in each item of the collateral secures the entire indebtedness of the Dealer to Company from time to time outstanding, and all of the collateral shall remain security for the unpaid balance of such indebtedness regardless of individual times of payment as to portions thereof, and such security interest shall continue in any unsold items even though the Dealer may have paid the purchase price of any such item or items.

6.                                       When and to the extent requested by Company at any time, Dealer shall, promptly upon receipt, deliver to Company (or to a bank designated by Company for deposit in an account controlled by Company) all cash proceeds, consisting of money, checks and the like, in the exact form in which they are received, and to evidence Company’s rights hereunder, assign or endorse such proceeds to Company.  Company shall have the right to collect or otherwise deal with proceeds at any time.  Company, in its discretion, may apply such cash proceeds to the payment of any indebtedness of Dealer to Company (whether or not the same shall then be due) or may release such cash proceeds to Dealer for use in the operation of Dealer’s business.

7.                                       When requested by Company, Dealer shall execute in favor of Company or its assignee, a note or notes or other instrument or instruments, in form satisfactory to Company, evidencing all indebtedness due from Dealer to Company or its assignee or the title or security interest of Company or its assignee in the collateral.

8.                                       The Dealer shall keep accurate books and records of account in accordance with recognized accounting practices.  Within 90 days after the end of the Dealer’s fiscal year, and at such other times as Company may request, the Dealer shall furnish Company with full and complete financial and operating statements in the form satisfactory to Company and containing such information as Company may require.  The Dealer shall also furnish Company at any time upon request, full information regarding collateral on hand, collateral sold and any contracts or agreements affecting such collateral.  The Dealer shall also furnish Company promptly, without request, true and complete copies of all settlement sheets, or like documents, in all transactions involving goods received in trade for collateral and such settlement sheets shall adequately describe such trade-ins by make, model, type and serial numbers.  Company shall have the right at any reasonable time or times during the Dealer’s regular hours to audit Dealer’s financial books and records and to inspect and take inventory of the collateral.

9.                                       Dealer shall give Company written notice by certified mail, return receipt requested, (addressed to Company at its Branch Office serving Dealer’s account) setting forth all items of debit or credit disputed by Dealer.  Such notice shall be mailed within 60 days after the date of each monthly Statement of Account sent by Company to Dealer.  Dealer agrees that the Statement is correct and binding unless the Dealer has mailed the required notice.

10.                                 The Dealer shall:

(a)                                  take good care of all collateral and provide adequate storage facilities to protect the collateral;

(b)                                 keep the collateral free from all other liens, encumbrances, security interests, charges and claims whether contractual or imposed by operation of law, and shall not remove the collateral from Dealer’s places of business, except in ordinary course of Dealer’s retail business, without the prior written consent of Company;

(c)                                  notify Company of any levy or attachment on the whole or any part of the collateral as promptly as possible on the day the levy or attachment is made, and the Dealer shall cause the levy or attachment to be dissolved within three (3) days of any request by Company to do so;

(d)                                 insure and keep insured all items of inventory collateral consisting of goods which have been paid for in full, but not resold, from loss or destruction by fire, windstorm and such other perils stipulated by Company in an amount not less than the full insurable value thereof, with appropriate endorsement to secure Company, the Dealer and any assignee of Company as their interest shall appear, and

(e)                                  pay when due all taxes, license fees and charges of any kind whatsoever that may be assessed or charged on or against any of the collateral, or the sale or use thereof, at any time on or after the date of the delivery of collateral to the Dealer.

If the Dealer allows any lien or encumbrance to attach to the collateral, or fails to insure or pay such taxes, license fees, and charges, Company, without obligation to do so, may discharge such lien or encumbrance, obtain such insurance, and pay such taxes, license fees and charges, and the Dealer shall reimburse Company promptly for all money so paid out together with interest at the highest contract rate or ten percent (10%) per annum, whichever is lower.  The amounts so paid by Company shall be deemed conclusive as to the amounts properly payable, and such amounts shall be secured hereunder.

11.                                 The occurrence of any of the following shall, at the option of Company and without notice or demand, constitute an event of default by the Dealer hereunder:

(a)                                  failure of Dealer to pay promptly when due any present or Mute indebtedness owing to Company by Dealer,

(b)                                 failure of the Dealer to observe or perform any obligation of the Dealer hereunder or any obligation of the Dealer under any other present or future agreement between the Dealer and Company,

(c)                                  Company’s learning that any representation or warranty of Dealer or information furnished Company by Dealer now or in the future is false or misleading,

(d)                                 any assignment by the Dealer for the benefit of creditors,

(e)                                  the Dealer ceases to do business,

(f)                                    Company’s believing in good faith that the prospect of payment of any indebtedness secured hereby is impaired, or,

(g)                                 the commencement by or against the Dealer of any proceeding relating to the bankruptcy, insolvency or reorganization of the Dealer or relating to the arrangement or adjustment of obligations of the Dealer.

12.                                 If any event of default hereunder occurs, Company, without notice or demand, may declare immediately due and payable all indebtedness secured hereby, may immediately declare this agreement terminated, take immediate possession of the collateral by any method permitted by law and exercise any one or more other rights and remedies Company may have at law or in equity, including but not limited to rights and remedies of a secured party under the Uniform Commercial Code.  The Dealer shall pay to the extent permitted by law all expenses of protecting and enforcing Company’s rights, including court costs and reasonable attorney’s fees.

13.                                 The rights of Company hereunder are cumulative and the exercise of any one right is not an election or waiver of the power to exercise any other right.  Waiver of any default hereunder is not a waiver of any prior or subsequent default.  Action against a guarantor, if any, is not an election or waiver of the right to proceed against the Dealer.

14.                                 This agreement is not assignable by Dealer.  However, all the rights and privileges of Company under this agreement shall inure to the benefit of its successors and assigns.  All words used herein shall be construed to be of such gender or number as the circumstances require.

15.                                 This agreement may be terminated by either party giving the other thirty (30) days’ written notice of intention to terminate, mailed by certified or registered mail, return receipt requested, as follows:  to the Dealer at any of the addresses shown, below, and to Company at its Branch Office location serving the dealer’s account; but no such termination shall in any way affect the rights and liabilities of the parties hereunder accrued or incurred prior to the date named in such notice.

16.                                 If this agreement is made in Colorado, Delaware, Illinois, Maryland or Pennsylvania, the Dealer hereby irrevocably authorizes an attorney-at-law, at any time after any part of the indebtedness is due, whether by acceleration or otherwise, to appear for the Dealer as of any term and confess judgment without process against the Dealer for the entire indebtedness, to waive all errors and rights to review such judgment, and to consent to immediate execution on such judgment, hereby waiving the benefit of any and all stay or exemption laws.

PRINCIPAL LOCATION (PHYSICAL LOCATION) OF PROSPECTIVE DEALERSHIP

2000 E Main Ave.
	(Complete street address)
West Fargo	ND	58078
(City)	(State)	(Zip Code)

OTHER LOCATION (PHYSICAL LOCATION)

OF BUSINESS OF PROSPECTIVE DEALER

(Complete street address)

(City)	(State)	(Zip Code)

Type of Entity: Corporation	By:	Titan Machinery Inc.
(Dealer Trade Name)

/s/ David J. Meyer
(Authorized Signature)

4/14/03
		(Title)	(Date)

Signature(s) of other partner(s):

ACCEPTED: NEW HOLLAND NORTH AMERICA, INC.

New Holland Construction
(Vice-President of Sales)	245 E. North Ave.
Carol Stream, IL 60188-2099

4/14/03
(Date)